                                                                    EXHIBIT 4(e)



                             ON COMMAND CORPORATION

                  1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                    DIRECTORS NONQUALIFIED STOCK OPTION GRANT


           This Stock Option Grant (this "GRANT") is made and entered into as of the date of grant set forth below (the "DATE OF GRANT") by and between On Command Corporation, a Delaware corporation (the "COMPANY"), and the Optionee named below ("OPTIONEE").

                                       -----------------------------------------
Optionee:
                                       -----------------------------------------
Optionee's Address:
                                       -----------------------------------------
Total Shares Subject to Option:                        4,000
                                       -----------------------------------------
Exercise Price Per Share:
                                       -----------------------------------------
Date of Grant:
                                       -----------------------------------------
Expiration Date:
                                       -----------------------------------------


         1. GRANT OF OPTION. The Company hereby grants to Optionee an option (this "OPTION") to purchase up to the total number of shares of Common Stock of the Company set forth above (collectively, the "SHARES") at the exercise price per share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Grant and the Company's 1997 Non-Employee Directors Stock Option Plan (the "PLAN"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

         2. EXERCISE AND VESTING OF OPTION. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as it vests. Subject to the terms and conditions of the Plan and this Grant, this Option shall vest as to twenty-five percent (25%) of the Shares on the first anniversary of the Date of Grant, as to twenty-five percent (25%) of the Shares on the second anniversary of the Date of Grant and as to fifty percent (50%) of the Shares on the third anniversary of the Date of Grant so long as the Optionee continuously remains a member of the Board of Directors (a "BOARD MEMBER") of the Company.

         3. RESTRICTION ON EXERCISE. This Option may not be exercised unless such exercise is in compliance with the Securities Act, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the SEC, any state securities commission or any stock exchange or national market system to effect such compliance.

         4. TERMINATION OF OPTION. Except as provided below in this Section, this Option shall terminate if Optionee ceases to be a Board


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Member of the Company. The date on which Optionee ceases to be a Board Member of the Company shall be referred to as the "TERMINATION DATE." No portion of an Option which is unexercisable at the Termination Date will thereafter become exercisable.

                4.1 Termination Generally. If Optionee ceases to be a Board Member of the Company for any reason except death or permanent and total disability, then this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within three (3) months after the Termination Date, or, if the Optionee dies within such three-month period, may be exercised by the Optionee's legal representative within twelve (12) months after the Optionee's death but in no event later than the Expiration Date.

                4.2 Death or Disability. If Optionee ceases to be a Board Member of the Company because of the death of Optionee or the permanent and total disability of Optionee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, then this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

                4.3 Corporate Transaction. This Option shall terminate upon the occurrence of a Corporate Transaction, as defined in the Plan; provided however that any Option granted or deemed regranted within six months of such Corporate Transaction shall remain exercisable until the expiration of six months and one day from the later of the date such Option was granted or the date such Option was deemed regranted.

         5. MANNER OF EXERCISE.

                5.1 Exercise Agreement. This Option shall be exercisable by Optionee (or, in the case of exercise after Optionee's death or incapacity, Optionee's executor, administrator, heir or legatee, as the case may be) delivery to the Company of an executed written Directors Stock Option Exercise Agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Board, which shall set forth Optionee's election to exercise some or all of this Option, the number of shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

                5.2 Payment. Payment for the Shares purchased upon exercise of this Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six
(6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), having a Fair Market Value equal to the Exercise Price of the Option; (c) by waiver of compensation due or accrued to Optionee for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (f) [OPTIONAL AT THE DISCRETION OF THE BOARD:] THROUGH THE DELIVERY OF A FULL RECOURSE PROMISSORY NOTE BEARING INTEREST (AT NO LESS THAN SUCH RATE AS SHALL THEN PRECLUDE THE IMPUTATION OF INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986) AND PAYABLE ON SUCH



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


TERMS AS MAY BE PRESCRIBED BY THE BOARD; or (g) by any combination of the foregoing, provided that the par value of the shares shall be paid in cash or by check.

                5.3 Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee shall pay or make adequate provision for any applicable federal or state withholding obligations of the Company. If the Board permits, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Option by deducting the Shares retained from the Shares issuable upon exercise.

                5.4 Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative. To enforce any restrictions on Optionee's Shares, the Committee may require Optionee to deposit all certificates, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

         6. NONTRANSFERABILITY OF OPTION. During the lifetime of the Optionee, this Option shall be exercisable only by Optionee, unless otherwise permitted by the Board. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

         7. TAX CONSEQUENCES. Set forth below is a brief summary as of the Date of Grant of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THIS SUMMARY DOES NOT ADDRESS IN ANY MANNER TAX CONSEQUENCES IN COUNTRIES OTHER THAN THE UNITED STATES. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

         8. PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

         9. INTERPRETATION. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Board that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on the Company and on Optionee.

         10. TENURE AS BOARD MEMBER. In consideration of the granting of this Option, the Optionee agrees to serve as an Independent Director as defined under the terms of the Plan until the next annual meeting of the stockholders of the Company. However, nothing in the Plan or this Grant shall confer on Optionee any right to continue as a Board Member, and the Company expressly reserves its rights to discharge Optionee at any time for any reason whatsoever, with or without good cause.

         11. ENTIRE AGREEMENT. The Plan and the Directors Stock Option Exercise Agreement in the form attached hereto as Exhibit A, and the terms and conditions thereof, are incorporated herein by reference. This Grant, the Plan and the Directors Stock Option Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.



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

         12. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile, rapifax or telecopier.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optinee and Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

                                        ON COMMAND CORPORATION

                                        By:  __________________________________

                                        Name: _________________________________

                                        Title:  _______________________________




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





                        ACCEPTANCE OF STOCK OPTION GRANT

         Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee has been advised by the Company that Optionee should consult a qualified tax advisor prior to such exercise or disposition.



--------------------------------------------------------------------------------

--------------------------

                               -----------------------------------, Optionee















                 [ACCEPTANCE SIGNATURE PAGE TO 1997 NON-EMPLOYEE
               DIRECTORS NONQUALIFIED INITIAL STOCK OPTION GRANT]

                                    EXHIBIT A


           1997 NON-EMPLOYEE DIRECTORS STOCK OPTION EXERCISE AGREEMENT

                                    Exhibit A
                             ON COMMAND CORPORATION
           1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN (THE "PLAN")
                    DIRECTORS STOCK OPTION EXERCISE AGREEMENT

I hereby elect to purchase the number of shares of Common Stock of ON COMMAND CORPORATION (the "Company") as set forth below:

Optionee: _____________________________________   Number of Shares Purchased: _______________
Social Security Number: _______________________   Purchase Price per Share: _________________
Address: ______________________________________   Aggregate Purchase Price: _________________
_______________________________________________   Date of Stock Option Grant: _______________
Type of Stock Option: Nonqualified Stock Option   Exact Name of Title to Shares: ____________
                                                  ___________________________________________


1. DELIVERY OF PURCHASE PRICE. Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Directors Nonqualified Stock Option Grant referred to above (the "Grant") as follows (check as applicable and complete):

[ ] in cash or by check in the amount of $_____, receipt of which is acknowledged by the Company;

[ ] by delivery of ____________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144) and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $_____ per share;

[ ] by the waiver hereby of compensation due or accrued to Optionee for services rendered in the amount of $_____;

[ ] through a "same-day-sale" commitment, delivered herewith, from Optionee and the NASD Dealer named therein, in the amount of $_____; or

[ ] through a "margin" commitment, delivered herewith from Optionee and the NASD Dealer named therein, in the amount of $_____.

[ ] through the delivery of a full recourse promissory note acceptable to the Board in the amount of $_____, secured by a Pledge Agreement of even date herewith. The portion of the Purchase Price equal to the par value of the Shares in the amount of $____ is in cash (by check), receipt of which is acknowledged by the Company.

2. MARKET STANDOFF AGREEMENT. Optionee, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Optionee during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

3. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

4. ENTIRE AGREEMENT. The Plan and the Grant are incorporated herein by reference. This Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law.



Date:____________________               ________________________________________

                                        SIGNATURE OF OPTIONEE

                             ON COMMAND CORPORATION
                  1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                SPOUSE'S CONSENT



         I acknowledge that I have read the foregoing Directors Stock Option Exercise Agreement (the "Agreement") and that I know its contents. I hereby consent to and approve all the provisions of the Agreement and agree that the shares of the Common Stock of On Command Corporation purchased thereunder (the "Shares") and any interest I may have in such Shares are subject to all the provisions of the Agreement. I will take no action at any time to hinder operation of the Agreement on these Shares or any interest I may have on them.





____________________________________      Date:__________________________
SIGNATURE OF OPTIONEE'S SPOUSE

____________________________________
OPTIONEE'S NAME - TYPED OR PRINTED

____________________________________
SPOUSE'S NAME - TYPED OR PRINTED

                                                                        NO. ____


                             ON COMMAND CORPORATION

                  1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                              STOCK AWARD AGREEMENT


         This Stock Award Agreement (this "AGREEMENT") is made and entered into as of _______________, 19____ (the "EFFECTIVE DATE") by and between On Command Corporation, a Delaware corporation (the "COMPANY"), and the participant named below (the "PARTICIPANT"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 1997 Non-Employee Directors Option Plan (the "PLAN").

PARTICIPANT:                       _______________________________________

SOCIAL SECURITY NUMBER:            _______________________________________

ADDRESS:                           _______________________________________



TOTAL NUMBER OF SHARES:            _______________________________________

FAIR MARKET VALUE PER SHARE
AT THE EFFECTIVE DATE:             _______________________________________

TOTAL FAIR MARKET VALUE
AT THE EFFECTIVE DATE:             _______________________________________

TOTAL PAR VALUE
AT THE EFFECTIVE DATE:             _______________________________________


         1.     GRANT OF SHARES.

                1.1 GRANT OF SHARES. On the Effective Date and subject to the terms and conditions of this Agreement and the Plan, and in consideration of services rendered by Participant to the Company, and provided that the par value of the shares shall be paid by Participant in cash (by check), the Company hereby grants to Participant the Total Number of Shares set forth above of the Company's Common Stock. As used in this Agreement, the term "SHARES" refers to the shares purchased under this Agreement and includes all securities received
(a) as a result of stock dividends or stock splits in respect of the Shares and
(b) in replacement of the Shares, whether in a merger, recapitalization, reorganization or similar corporate transaction.

                1.2 TITLE TO SHARES. The exact spelling of the name(s) under which Participant will take title to the Shares is:

               ________________________________________________________________

               ________________________________________________________________



Participant desires to take title to the Shares as follows:

                [ ] Individual, as separate property
                [ ] Husband and wife, as community property
                [ ] Joint Tenants

                [ ] Alone or with spouse as trustee(s) of the
                    following trust (including date):
                    __________________________________________
                    __________________________________________

                [ ] Other; please specify: ___________________
                    __________________________________________


         2.     DELIVERY.

                2.1 DELIVERIES BY PARTICIPANT. Participant hereby delivers to the Company (i) this Agreement executed by Participant and (ii) payment for the par value of the Shares in cash or check.

                2.2 DELIVERIES BY THE COMPANY. Upon its receipt of this Agreement in form and substance satisfactory to counsel for the Company and cash payment for the par value of the Shares, the Company will issue a duly executed stock certificate evidencing the Shares in the name specified in Section 1.2 above.

         3. REPRESENTATIONS AND WARRANTIES OF PARTICIPANT. Participant represents and warrants to the Company that Participant has received a copy of the Plan and this Agreement, has read and understands the terms of the Plan and this Agreement and agrees to be bound by their terms and conditions.

         4. RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of this Agreement, Participant will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that the Shares are issued until such time as Participant disposes of the Shares.

         5. NO OBLIGATION TO CONTINUE AS DIRECTOR. Nothing in the Plan or this Agreement shall confer on Participant any right to continue as a Director of, or in any other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's relationship at any time, with or without cause.

         6. MARKET STANDOFF AGREEMENT. Participant, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Participant during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

         7.     TAXES.

                7.1 TAX WITHHOLDING. Participant understands and acknowledges that Participant must recognize ordinary income in the amount of the Total Fair Market Value of the Shares on the Effective Date. Prior to the issuance of the Shares, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. Participant may provide for payment of withholding taxes by requesting the Company to retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Total Number of Shares set forth above.

                7.2 TAX CONSEQUENCES. PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT'S ACQUISITION OR DISPOSITION OF THE SHARES. PARTICIPANT REPRESENTS THAT PARTICIPANT HAS CONSULTED WITH ANY TAX ADVISER PARTICIPANT DEEMS ADVISABLE IN CONNECTION



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


WITH THE ACQUISITION OR DISPOSITION OF THE SHARES AND THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

         8. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

         9. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

         10. NOTICES. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as Participant may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any return receipt express courier (prepaid) or one (1) business day after transmission by fax or telecopier.

         11. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         12. HEADINGS. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to Sections will refer to Sections of this Agreement.

         13. ENTIRE AGREEMENT. The Plan and this Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Effective Date.


ON COMMAND CORPORATION                   PARTICIPANT




By: ______________________________       ____________________________________
                                         (Signature)


__________________________________       ____________________________________
(Please print name)                      (Please print name)


__________________________________
(Please print title)





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